Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	July 23, 2018

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS RECORD REVENUES
FOR SECOND QUARTER OF 2018;
MERIT ADJUSTS 2018 GUIDANCE

•	Q2 2018 worldwide revenue of $224.8 million ($221.2 million on a comparable, constant currency* basis), up 20.5% as reported (up 18.6% on a comparable, constant currency* basis) over Q2 2017

•	Q2 2018 core revenue* up 11.7% over Q2 2017 core revenue* (core revenue* up 9.8% on a comparable, constant currency* basis)

•	Q2 2018 GAAP EPS was $0.21, compared to $0.19 in Q2 2017; Q2 2018 non-GAAP EPS* was $0.43, compared to $0.36 in Q2 2017

•	Q2 2018 GAAP gross margin was 44.5%, compared to 45.1% in Q2 2017; Q2 2018 non-GAAP gross margin* was 48.9%, compared to 48.3% for Q2 2017

•	Q2 2018 non-GAAP gross margin* was up 140 basis points compared to Q1 2018
* Constant currency revenue, core revenue, core revenue on a constant currency basis, non-GAAP EPS, non-GAAP gross margin and non-GAAP net income (referenced on the following page) are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $224.8 million for the quarter ended June 30, 2018, an increase of 20.5% over revenue of $186.5 million for the quarter ended June 30, 2017. On a comparable, constant currency basis, revenue for the second quarter of 2018 would have been up 18.6% over revenue for the comparable quarter of 2017.

Merit’s GAAP net income for the second quarter of 2018 was $10.9 million, or $0.21 per share, compared to $9.5 million, or $0.19 per share, for the second quarter of 2017. Merit’s non-GAAP net income* for the quarter ended June 30, 2018 was $22.4 million, or $0.43 per share, compared to $18.3 million, or $0.36 per share, for the quarter ended June 30, 2017.

Merit’s revenue by category for the three and six months ended June 30, 2018, compared to the corresponding periods in 2017, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2018	2017	% Change	2018	2017
Cardiovascular
Stand-alone devices	30.2%	$92,496	$71,056	30.5%	$175,742	$134,709
Custom kits and procedure trays	6.9%	33,992	31,797	10.9%	67,264	60,672
Inflation devices	16.9%	24,305	20,789	18.9%	46,724	39,296
Catheters	21.4%	39,374	32,429	17.0%	73,239	62,605
Embolization devices	4.7%	12,724	12,158	2.5%	25,310	24,685
CRM/EP	18.0%	13,496	11,434	6.7%	23,962	22,451
Total	20.4%	216,387	179,663	19.7%	412,241	344,418

Endoscopy
Endoscopy devices	22.3%	8,423	6,886	18.2%	15,603	13,200

Grand Total	20.5%	$224,810	$186,549	19.6%	$427,844	$357,618

Note: Certain revenue categories for 2017 have been adjusted from prior disclosures to reflect changes in product classifications to be consistent with updates in Merit's management of its product portfolios during 2018.

Adjusted 2018 Guidance
Based upon its operating and financial performance during the six months ended June 30, 2018, and its outlook for the balance of the year, Merit has adjusted its guidance for the year ending December 31, 2018 as follows:

Financial Measure	Prior Guidance	Adjusted Guidance
Net Sales	$838 million - $851 million	$870 million - $880 million
Earnings per Share - GAAP	$0.77 - $0.85	$0.80 - $0.90
Earnings per Share - Non -GAAP	$1.57 - $1.69	$1.60 - $1.70
Gross Margin - GAAP	45.6% - 46.5%	45.0% - 45.5%
Gross Margin - Non-GAAP	49.7% - 50.8%	48.9% - 49.4%

Merit’s adjusted guidance for the year ending December 31, 2018 set forth above is based on information currently available to Merit’s management and does not account for material acquisitions or other non-recurring transactions that may occur after the date of this release. This revised financial guidance is subject to risks and uncertainties, including, but not limited to, potential accounting adjustments attributable to Merit’s ongoing valuation of intangibles and other financial assets acquired from Becton, Dickinson and Company (“BD”), as well as risks and uncertainties identified in Merit’s public filings.

“The company grew substantially in the second quarter, driven primarily by demand for our legacy products, a full quarter of selling products acquired from BD, and continued growth in our international markets,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We see additional growth opportunities for the balance of 2018, due primarily to recently-awarded tenders , anticipated releases of new products, commencement of production of the Laurane Medical product line in our Irish facility, our acquisition of product distribution agreements for the DirectACCESS Medical FirstChoice™ Ultra High Pressure PTA Balloon Catheter and the execution of a product distribution agreement for the QXMédical Q50® PLUS Stent Graft Balloon Catheter.”

“Recently, a competitor experienced substantial global shortages due to internal issues, which has resulted in increased demand for our Merit Laureate® Hydrophilic Guide Wires, our offering of microcatheters, including the Merit Maestro®, SwiftNINJA® and the recently introduced Merit Pursue™ Microcatheter, our Impress® Diagnostic Catheters and our vascular sheaths, including the recently introduced Prelude IDeal™ and PreludeEASE™ product offerings,” Lampropoulos said. “Consequently, we are raising our 2018 revenue, GAAP EPS and non-GAAP EPS forecasts from the levels we announced at the outset of the year.”

“We are very pleased with our 140 basis point sequential improvement in non-GAAP gross margin in the second quarter compared to the first quarter,” Lampropoulos said. “There are several demand-based factors, including changes in product mix, increases in revenue in certain markets served by distributors and increases in labor costs and logistical expenses of addressing global supply requirements, which have led us to adjust our 2018 GAAP and non-GAAP gross margin forecasts.”

“In summary, our business is robust, new product introductions continue, and we are successfully meeting customer needs on a global basis,” Lampropoulos said. “We believe these factors will create further opportunities for shareholder value.”

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 9299964) today, Monday, July 23, 2018, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$43,512	$32,336
Trade receivables, net	131,943	105,536
Other receivables	8,490	9,429
Inventories	169,254	155,288
Prepaid expenses and other assets	12,142	9,096
Prepaid income taxes	3,292	3,225
Income tax refund receivables	2,331	1,211
Total current assets	370,964	316,121

Property and equipment, net	311,768	292,820
Intangibles assets, net	300,006	227,324
Goodwill	248,060	238,147
Deferred income tax assets	2,318	2,359
Other assets	58,075	35,040
Total Assets	$1,291,191	$1,111,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$50,823	$34,931
Accrued expenses	65,838	58,932
Current portion of long-term debt	21,985	19,459
Income taxes payable	948	2,298
Total current liabilities	139,594	115,620

Long-term debt	391,582	259,013
Deferred income tax liabilities	23,148	23,289
Long-term income taxes payable	4,846	4,846
Liabilities related to unrecognized tax benefits	2,746	2,746
Deferred compensation payable	11,620	11,181
Deferred credits	2,332	2,403
Other long-term obligations	16,069	16,379
Total liabilities	591,937	435,477

Stockholders' Equity
Common stock	359,570	353,392
Retained earnings	337,618	321,408
Accumulated other comprehensive income	2,066	1,534
Total stockholders' equity	699,254	676,334
Total Liabilities and Stockholders' Equity	$1,291,191	$1,111,811

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017

NET SALES	$224,810	$186,549	$427,844	$357,618

COST OF SALES	124,801	102,408	$239,779	$197,535

GROSS PROFIT	100,009	84,141	188,065	160,083

OPERATING EXPENSES
Selling, general and administrative	69,214	57,409	134,007	115,180
Research and development	15,197	13,313	29,638	25,838
Acquired in-process research and development	306	75	306	75
Contingent consideration expense (benefit)	178	(18)	219	19
Total	84,895	70,779	164,170	141,112

INCOME FROM OPERATIONS	15,114	13,362	23,895	18,971

OTHER INCOME (EXPENSE)
Interest income	342	89	487	172
Interest expense	(3,338)	(1,639)	(5,736)	(4,345)
Gain on bargain purchase	—	(669)	—	11,574
Other income (expense) - net	(553)	170	(721)	434
Total other income (expense) - net	(3,549)	(2,049)	(5,970)	7,835

INCOME BEFORE INCOME TAXES	11,565	11,313	17,925	26,806

INCOME TAX EXPENSE	624	1,830	1,715	2,520

NET INCOME	$10,941	$9,483	$16,210	$24,286

EARNINGS PER COMMON SHARE:
Basic	$0.22	$0.19	$0.32	$0.51

Diluted	$0.21	$0.19	$0.31	$0.50

AVERAGE COMMON SHARES:
Basic	50,473	49,957	50,376	47,406

Diluted	52,154	51,188	52,033	48,516

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	core revenue on a constant currency basis;

•	non-GAAP gross margin;

•	non-GAAP net income; and

•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $(3.6) million and $(8.8) million for the three and six-month periods ended June 30, 2018, respectively, were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2017, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and six-month periods ended June 30, 2018, Merit’s core revenue excludes revenues from (i) the acquisition of (1) the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only), (2) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only), (3) Osseon LLC in July 2017, (4) Laurane Medical S.A.S. in August 2017, (5) ITL Healthcare Pty. Ltd. in October 2017, and (6) certain divested assets of Becton, Dickinson and Company in February 2018, and (ii) a distribution arrangement with NinePoint Medical, Inc. in April 2018. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) plus the foreign exchange impact related to those core sales, using the applicable foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, as well as other items set forth in the table below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation
The following table sets forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three and six-month periods ended June 30, 2018 and 2017. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $1.6 million and $1.1 million for the three-month periods ended June 30, 2018 and 2017, respectively, and approximately $2.8 million and $1.7 million for the six-month periods ended June 30, 2018 and 2017, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	June 30, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$11,565	$(624)	$10,941	$0.21

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	7,937	(2,061)	5,876	0.12
Inventory mark-up related to acquisitions	1,888	(485)	1,403	0.03
Operating Expenses
Severance	163	(38)	125	0.00
Acquisition-related (b)	620	(159)	461	0.01
Fair value adjustment to contingent consideration (c)	178	(46)	132	0.00
Long-term asset impairment charge (d)	29	(7)	22	0.00
Acquired in-process research and development	306	(79)	227	0.00
Amortization of intangibles	2,466	(655)	1,811	0.03
Special legal expense (e)	1,646	(423)	1,223	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00

Non-GAAP net income	$26,999	$(4,629)	$22,370	$0.43

Diluted shares				52,154

	Three Months Ended
	June 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$11,313	$(1,830)	$9,483	$0.19

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	4,917	(1,840)	3,077	0.06
Inventory mark-up related to acquisitions	985	(383)	602	0.01
Operating Expenses
Severance	128	(50)	78	0.00
Acquisition-related (b)	1,736	(552)	1,184	0.02
Fair value adjustment to contingent consideration (c)	(18)	7	(11)	0.00
Long-term asset impairment charge (d)	2	(1)	1	0.00
Acquired in-process research and development	75	(29)	46	0.00
Amortization of intangibles	1,329	(512)	817	0.02
Special legal expense (e)	3,657	(1,422)	2,235	0.04
Other (Income) Expense
Gain on bargain purchase (f)	669	—	669	0.01
Amortization of long-term debt issuance costs	171	(67)	104	0.00

Non-GAAP net income	$24,964	$(6,679)	$18,285	$0.36

Diluted shares				51,188

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)

	Six Months Ended
	June 30, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$17,925	$(1,715)	$16,210	$0.31

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	14,400	(3,670)	10,730	0.21
Inventory mark-up related to acquisitions	3,761	(967)	2,794	0.05
Operating expenses
Severance	162	(38)	124	0.00
Acquisition-related (b)	2,590	(666)	1,924	0.04
Fair value adjustment to contingent consideration (c)	219	(56)	163	0.00
Long-term asset impairment charge (d)	86	(22)	64	0.00
Acquired in-process research and development	306	(79)	227	0.00
Amortization of intangibles	4,465	(1,187)	3,278	0.06
Special legal expense (e)	3,337	(858)	2,479	0.05
Other (Income) Expense
Amortization of long-term debt issuance costs	402	(103)	299	0.01

Non-GAAP net income	$47,653	$(9,361)	$38,292	$0.74

Diluted shares				52,033

	Six Months Ended
	June 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$26,806	$(2,520)	$24,286	$0.50

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	9,743	(3,646)	6,097	0.13
Inventory mark-up related to acquisitions	2,878	(1,120)	1,758	0.04
Operating Expenses
Severance	1,344	(523)	821	0.02
Acquisition-related (b)	3,288	(834)	2,454	0.05
Fair value adjustment to contingent consideration (c)	19	(7)	12	0.00
Long-term asset impairment charge (d)	19	(7)	12	0.00
Acquired in-process research and development	75	(29)	46	0.00
Amortization of intangibles	2,672	(1,031)	1,641	0.03
Special legal expense (e)	8,497	(3,305)	5,192	0.11
Other (Income) Expense
Gain on bargain purchase (f)	(11,574)	—	(11,574)	(0.24)
Amortization of long-term debt issuance costs	343	(133)	210	0.00

Non-GAAP net income	$44,110	$(13,155)	$30,955	$0.64

Diluted shares				48,516

(a) Reflects the tax effect associated with pre-tax income and the non-GAAP adjustments.
(b) Represents transaction costs related to acquisitions.
(c) Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions.
(d) Represents abandoned patents.

(e) Costs incurred in responding to an inquiry from the U.S. Department of Justice.
(f) Represents the gain on bargain purchase realized from the acquisition of the critical care division of Argon Medical Devices, Inc.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited; in thousands, except percentages)
		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2018	2017	% Change	2018	2017
Reported Revenue	20.5%	$224,810	$186,549	19.6%	$427,844	$357,618

Add: Impact of foreign exchange (a)		(3,645)	—		(8,798)	—

Constant Currency Revenue	18.6%	$221,165	$186,549	17.2%	$419,046	$357,618

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2018	2017	% Change	2018	2017
Reported Revenue	20.5%	$224,810	$186,549	19.6%	$427,844	$357,618

Less: Revenue from certain acquisitions (b)		(16,364)	—		(30,998)	—

Core Revenue	11.7%	$208,446	$186,549	11.0%	$396,846	$357,618

Add: Impact of foreign exchange on core revenue (a)		(3,645)	—		(8,798)	—

Core Revenue on a Constant Currency Basis	9.8%	$204,801	$186,549	8.5%	$388,048	$357,618

(a) The constant currency revenue adjustments of $(3.6) million and $(8.8) million to reported revenue and to core revenue, for the three and six months ended June 30, 2018, respectively, were calculated using the applicable average foreign exchange rates for the three and six months ended June 30, 2017, respectively.

(b) Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and six-month periods ended June 30, 2018, Merit’s core revenue excludes revenues from (i) the acquisitions of (1) the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only), (2) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only), (3) Osseon LLC in July 2017, (4) Laurane Medical S.A.S. in August 2017, (5) ITL Healthcare Pty. Ltd. in October 2017, and (6) certain divested assets of Becton, Dickinson and Company in February 2018, and (ii) the distribution arrangement with NinePoint Medical, Inc. in April 2018.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, as a percentage of reported revenue)

	Three months ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Reported Gross Margin	44.5%	45.1%	44.0%	44.8%

Add back impact of:
Amortization of intangibles	3.5%	2.7%	3.3%	2.7%
Inventory mark-up related to acquisitions	0.9%	0.5%	0.9%	0.8%

Non-GAAP Gross Margin	48.9%	48.3%	48.2%	48.3%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 5,400 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products we sell; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of our products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and

other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., in the United States and other jurisdictions.

# # #